From:   Matthew J. Doherty              [GRAPHIC OMITTED][GRAPHIC OMITTED]
          Public Relations
          541 Sixth Street - Suite D
          Oakmont, PA 15139
          (412) 828-7319




  For:    MORTON'S RESTAURANT GROUP, INC.             FOR IMMEDIATE RELEASE
          325 North LaSalle Street                    ---------------------
          Chicago, Illinois 60610
          (312) 923-0030
          www.mortons.com
                                                           January 15, 2008



  Contact:  RONALD M. DINELLA, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
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            MORTON'S RESTAURANT GROUP, INC.
            -------------------------------
            (312) 923-0030


       MORTON'S RESTAURANT GROUP, INC. ANNOUNCES STOCK REPURCHASE PROGRAM


CHICAGO, January 15, 2008 - Morton's Restaurant Group, Inc. (NYSE: MRT) today announced that its Board of Directors has approved a stock repurchase program. This program authorizes the Company to repurchase up to $4.0 million of its common stock. The stock repurchases may be made through the open market or in privately negotiated transactions, in accordance with SEC requirements.

The timing and the amount of any repurchases will be determined by the Company's management, based on its evaluation of market conditions and other factors. The stock repurchase program will be funded using the Company's cash balances and or the revolving credit facility, which the Company believes are adequate to support the stock repurchase program and the Company's operating business. As of October 22, 2007, the Company had 17,379,915 shares of common stock outstanding.

ABOUT MORTON'S

Morton's Restaurant Group, Inc. is the world's largest operator of company-owned upscale steakhouses. Morton's steakhouses have remained true to our founders' original vision of combining generous portions of high quality food prepared to exacting standards with exceptional service in an enjoyable dining environment. As of January 15, 2008, the Company owned and operated 78 Morton's steakhouses located in 66 cities in 28 states, Puerto Rico and five international locations (Hong Kong, Macau, Singapore, Toronto and Vancouver), as well as four Italian restaurants. Please visit our Morton's Web site at www.mortons.com.

FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent the Company's expectation or belief concerning future events. Without limiting the foregoing, the words "believes," "thinks," "anticipates," "plans," "expects" and similar expressions are intended to identify forward-looking statements. The Company cautions that forward-looking statements are subject to risks, uncertainties, assumptions and other important factors that could cause actual results to differ materially, or otherwise, from those expressed or implied in the forward-looking statements, including, without limitation, risks of the restaurant industry, including a highly competitive environment and industry with many well-established competitors with greater financial and other resources than the Company, the impact of changes in consumer tastes, local, regional and national economic and market conditions, restaurant profitability levels, expansion plans, timely construction and opening of new restaurants, demographic trends, traffic patterns, employee availability, benefits and cost increases, product safety and availability, government regulation, the Company's ability to maintain adequate financing facilities and other risks detailed from time to time in the Company's most recent Form 10-K, Forms 10-Q and other reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could harm the Company's results. Consequently, there can be no assurance that actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

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